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                                                                     EXHIBIT 5.1

                                 GSK Letterhead

                                                          August 17, 2000

Amedore Homes, Inc.
3434 Carman Road
Schenectady, New York 12303

Gentlemen:

        We have acted as counsel to Amedore Homes, Inc. (the "Company") in connection with its filing of a registration statement on Form SB-2 (Registration No. 333-_____, the "Registration Statement") covering: (i) 1,150,000 shares of common stock, $.001 par value (the "Common Stock"), including 150,000 shares subject to an over-allotment option, and (ii) warrants to be issued to the underwriter (the "Underwriters' Warrants") to purchase up to 100,000 additional shares of Common Stock, all as more particularly described in the Registration Statement.

        In our capacity as counsel to the Company, we have examined the Company's Restated Certificate of Incorporation and By-laws, as amended to date, and the minutes and other corporate proceedings of the Company.

        With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signature on all documents submitted to us.

        On basis of the foregoing, we are of the opinion that:

               the shares of Common Stock covered by the Registration Statement and the Common Stock issuable upon exercise of the Underwriters' Warrants have been validly authorized and will, when sold as contemplated by the Registration Statement, be legally issued, fully paid and non-assessable;

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.

                                        Very truly yours,

                                        /s/ GSKF
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                                        GERSTEN, SAVAGE & KAPLOWITZ, LLP